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Exhibit 32.2

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        In connection with the Quarterly Report of Primoris Services Corporation (the "Company") on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter J. Moerbeek, Executive Vice President, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

Date: May 13, 2009	/s/ PETER J. MOERBEEK Peter J. Moerbeek Executive Vice President, Chief Financial Officer and Director

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  Exhibit 32.2
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)